                                                               EXHIBIT 10.11B

                           SECOND AMENDMENT TO LEASE

     This Second Amendment to Lease (the "Second Amendment") is made for reference purposes only as of November 15, 1996, by and between The Prudential Insurance Company of America, a New Jersey corporation
("Landlord"), and International Wireless Communications, a Delaware corporation ("Tenant").

     RECITALS

(A) Landlord and Tenant are parties to that certain Lease dated April 14, 1994 (the "Original Lease"), as amended by that certain First Amendment to Lease dated September 1, 1996 (the "First Amendment") for the Premises designated as Suite 1275 (the Twelfth Floor Premises) and as Suite 575 (the "Fifth Floor Premises") located in that certain building known as The 400 Building, 400 South El Camino Real, San Mateo, California. The Original Lease, as amended by the First Amendment, is referred to herein as the "Lease". Unless otherwise indicated, capitalized terms are used in this Second Amendment as such terms are defined in the Lease.

(B) Tenant desires to lease that certain additional premises designated as Suite 580 as shown on attached EXHIBIT SA-1 ("Suite 580") in the Building in accordance with the terms of this Second Amendment.

     AMENDMENT

     The parties hereby amend the Lease as follows:

1. SUITE 580. Effective as of the date the lease of Suite 580 with Wells Fargo Bank, N.A. ("Wells Fargo") terminates and Wells Fargo delivers possession of Suite 580 to Landlord (the "Suite 580 Commencement Date"), (a) the Premises shall be deemed to include Suite 580, and (b), except as specifically provided otherwise in this Second Amendment, the term "Premises" as used in the Lease shall be deemed to include the Twelfth Floor Premises, the Fifth Floor Premises and Suite 580.

2.  TERM.

          (a) The term of this Lease, as amended by this Second Amendment, with respect to Suite 580 shall commence on the Suite 580 Commencement Date and shall expire on the date before the fifth anniversary of the Suite 580 Rent Commencement Date (as defined below) (the "Suite 580 Expiration Date").
     The foregoing shall not be deemed to change the Twelfth Floor Expiration Date or the Fifth Floor Expiration Date as specified in the Lease.

          (b) The parties estimate that the Suite 580 Commencement Date will be November 20, 1996. If, for any reason, the Suite 580 Commencement Date does not occur on such estimated Suite 580 Commencement Date; (i) such failure shall not affect the validity of the Lease, as amended by this Second Amendment, or the obligations of Tenant under the Lease, as amended by this Second Amendment; and (ii) Landlord shall not be subject to any liability. Tenant acknowledges that Wells Fargo currently leases Suite 580, and that if Wells Fargo does not agree to terminate its lease and/or deliver possession of Suite 580 before the estimated Suite 580 Commencement Date, the Suite 580 Commencement Date will be delayed. The parties shall execute a Commencement Date Memorandum in the form of attached EXHIBIT SA-2 to confirm the Suite 580 Commencement Date, the Suite 580 Rent Commencement Date (as defined below) and the Suite 580 Expiration Date.

          (c) Notwithstanding anything to the contrary specified in the Lease, as modified by this Second Amendment, the provisions of Section 43 (Option to Extend) shall not apply to the Fifth Floor Premises or Suite 580. Tenant shall have no option to extend the term of this Lease with respect to the Fifth Floor Premises or Suite 580.


                             Page 119 of 124 pages.

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3.  BASE RENT.  Effective on the date which is fifteen (15) calendar days following the Suite 580 Commencement Date (the "Suite 580 Rent Commencement Date"), the amounts specified below shall be payable as Base Rent for Suite 580 under the Lease, as amended by this Second Amendment. AS used in the Lease, the term "Base Rent" shall mean the amounts specified in the Lease as Base Rent for the Twelfth Floor Premises, the Fifth Floor Premises plus the amounts specified as Base Rent for Suite 580. If the Suite 580 Rent Commencement Date occurs on a date other than the first day of a month, then the Base Rent for the months in which the Suite 580 Rent Commencement Date and the Suite 580 Expiration Date occur shall be prorated with the following amounts applicable to the portion of the month following the Suite 580 Commencement Date or prior to the Suite 580 Expiration Date, as the case may be.

                           MONTHS                                BASE RENT
                           ------                                ---------
     (calculated from Suite 580 Rent Commencement Date)
 1 -- 12.................................................  $6,379.60 per month
 13 -- 24................................................  $6,566.32 per month
 25 -- 36................................................  $6,784.16 per month
 37 -- 48................................................  $6,970.86 per month
 49 -- 60................................................  $7,157.60 per month

4. OPERATING EXPENSES. Payment of Tenant's Percentage Share of Operating Expenses for the Twelfth Floor Premises, the Fifth Floor Premises and Suite 580 shall be calculated separately. Tenant's Percentage Share of Operating Expenses with respect to Suite 580 shall be 2.24% and the Base Year with respect to Suite 580 shall be 1996. Tenant's Percentage Share with respect to the Twelfth Floor Premises shall continue to be 2.1% and the Base Year shall be 1995. Tenant's Percentage Share with respect to the Fifth Floor Premises shall continue to be 2.43% and the Base Year shall be 1996. Except as specified above, the Operating Expenses concerning the Premises shall be calculated and payable in accordance with the terms of the Lease, as amended by this Second Amendment.

5. SUITE 580 IMPROVEMENTS. Promptly following the Suite 580 Commencement Date and in connection with certain Alterations requested by Tenant pursuant to Paragraph 6 below, Landlord shall replace all carpeting in Suite 580 with building standard carpet and repaint all interior painted walls in Suite 580 with building standard paint at no cost to Tenant (the "Suite 580 Improvements"). Except as specified above, Landlord shall have no obligation to alter or improve or provide any funds to alter or improve Suite 580.

6. TENANT ALTERATIONS. Tenant intends to cause certain Alterations to be constructed within Suite 580 promptly following the Suite 580 Commencement Date in accordance with and subject to Section 10 of the Original Lease. Tenant further intends to request that Landlord construct such Alterations pursuant to Section 10 of the Original Lease. Tenant acknowledges that the construction of such Alterations installed in the Premises will be conducted during normal business hours. As a result, Tenant may not be able to use Suite 580 until the completion of such Alterations. Such delay in Tenant's ability to use Suite 580 shall have no effect on Tenant's obligation to pay Base Rent for Suite 580 commencing on the Suite 580 Rent Commencement Date. Tenant waives any and all claims against Landlord and Landlords agents, employees and contractors (including, without limitation, any claim for constructive eviction or abatement of rent), arising out of or related to any disruption in Tenant's business or inability to use Suite 580 due to the installation of such Alterations and/or the Suite 580 Improvements. Landlord shall have reasonable access to Suite 580 in order to install the Suite 580 Improvements and such Alterations requested by Tenant.

7. PARKING. As of the Suite 580 Rent Commencement Date, Tenant shall have the non-exclusive right to use six (6) parking stalls in the Building's parking garage (in addition to the parking stalls allocated to Tenant pursuant to Section 30 of the Original Lease and Section 6 of the First Amendment). Tenant shall pay to Landlord as additional Rent (at the same time and in the same manner as Base Rent is due under the Lease, as amended by the Second Amendment) the sum of $50.00 per stall per month for such stalls. Such monthly charges may be adjusted from time to time by Landlord but no more than three percent (3%) per annum (calculated on a cumulative basis) over the Term of the Lease.

8. SURRENDER OF PREMISES. Upon the expiration or early termination of the Lease with respect to the Twelfth Floor Premises, the Fifth Floor Premises and Suite 580, respectively, Tenant shall surrender such portions of the Premises to Landlord in its condition as of the date of the term of this Lease, as amended by this Second Amendment, commenced with respect to such space, normal wear and tear and casualty excepted. Except as specified above, the other terms and conditions of Section 19 of the Lease shall apply to the Premises.


                             Page 120 of 124 pages.

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9.  SECURITY DEPOSIT.  Concurrently with the execution of this Second
Amendment, Tenant shall deliver the sum of $7,157 as an additional Security Deposit to be held and applied in accordance with Section 18 of the Lease.

10.  STATUS OF LEASE.  Tenant hereby acknowledges and agrees that:

          (a) The Lease, as amended by this Second Amendment, constitutes the entire agreement between Landlord and Tenant with respect to the Premises and, except for this Second Amendment, the Lease has not been modified, changed, altered or amended in any respect.

          (b) Tenant has accepted full and complete possession of the Twelfth Floor Premises and the Fifth Floor Premises and is the actual occupant in possession and has not sublet, assigned or hypothecated or otherwise transferred all or any portion of Tenant's leasehold interest.

          (c) All improvements to be constructed on the Twelfth Floor Premises by Landlord have been completed to the satisfaction of Tenant and accepted by Tenant and any tenant construction allowances have been paid in full. All of Landlords obligations which have accrued prior to the date hereof have been performed in full.

          (d) There exists no breach or default, nor state of facts nor condition which, with notice, the passage of time, or both, would result in a breach or default on the part Landlord under the Lease.

11. BROKERS. Tenant warrants and represents that, except for The Volt Companies representing Landlord, Tenant has had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment and that it knows of no other real estate broker, agent or other person who is or might be entitled to a commission or fee in connection with this Second Amendment. Tenant shall indemnify and hold harmless Landlord from and against any and all claims, liabilities or expenses arising out of claims made by any broker or individual for commissions or fees arising out of or resulting from representation of Tenant's interest in connection with the negotiation of this Second Amendment.

12. RATIFICATION. The Lease as amended by this Second Amendment is hereby ratified and shall remain in full force and effect.

  LANDLORD                                     TENANT
  THE PRUDENTIAL INSURANCE                     INTERNATIONAL WIRELESS
  COMPANY OF AMERICA,                          COMMUNICATIONS
  a New Jersey corporation                     a Delaware corporation
  By  VOIT MANAGEMENT COMPANY, L.P.,           By /s/ Aarti C. Gurnani
  its managing agent
  By /s/                                       Its VP, Legal Affairs

  Its



                             Page 121 of 124 pages.

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                                  EXHIBIT SA-1



 [Architectural drawing of leased premises   ALTERNATIVES
 including improvements.]
                                              #1. Replace all (E) doors w/
                                                  (N)doors per building
                                                  standard w/ mahogany colored
                                                  stain
                                             KEY
                                               1. Replace (E) glass w/ (N)
                                                  tempered glass.
                                               2. Stain (E) wood trim mahogany
                                                  color
                                               3. Remove (E) cabinets, counter,
                                                  and sink.  Install (N) HC
                                                  cab., +34 counter and
                                                  21 sink w/ insta-hot.
                                               4. Replace (E) outlets w/ (N)
                                                  GFI units.
                                               5. Line of wall above file
                                                  niche. Soffit above file
                                                  niche to be shelf accessible
                                                  from room #590.
                                               6. (N) carpet and rubber base.
                                               7. (N) VCT and rubber base.
                                               8. Refinish (E) doors mahogany
                                                  stain.
                                               9. Paint (E) frames black.
                                              10. (N) door per building
                                                  standard, finish to match
                                                  others.
                                              11. 1-Hour construction
                                              12. (N) pair of 20-minute doors
                                                  per building standard w/
                                                  magnetic holder linked to
                                                  fire alarm system. Stain
                                                  mahogany both sides, paint
                                                  suite side of frame only
                                                  black.  Hall side to match
                                                  building standard.
                                              13. Relocate (E) door finish per
                                                  8 and 9


                             Page 122 of 124 pages.

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                                  EXHIBIT SA-2
                         COMMENCEMENT DATE MEMORANDUM

 LANDLORD:              The Prudential Insurance Company of America
 TENANT:                International Wireless Communications
 SECOND AMENDMENT DATE: November 15, 1996
 PREMISES:              Suite 580


     Pursuant to Section 2 (b) of the above-referenced Second Amendment to Lease, the Suite 580 Commencement Date hereby is established as _____________ , the Suite 580 Rent Commencement Date hereby is established as _____________ and the Suite 580 Expiration Date is hereby established as _____________.

LANDLORD

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation

By   VOIT MANAGEMENT COMPANY, L.P., its managing agent

By _________________

Its _________________

TENANT

INTERNATIONAL WIRELESS COMMUNICATIONS,
a Delaware corporation

By _________________

Its _________________


                             Page 123 of 124 pages.